SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported

February 26, 2004

Bresler & Reiner, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-6201	52-0903424
(State or other jurisdiction of incorporation of organization)	(Commission File Number)	(IRS Employer Identification Number)

11140 Rockville Pike, Suite 620,

Rockville, MD 20852

(Address of principal executive office including zip code)

Registrant’s telephone number, including area code: (301) 945-4300

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, as filed with the Securities and Exchange Commission (“SEC”) on March 10, 2004, as set forth in the pages attached hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial statements of businesses acquired

Report of Independent Auditors

Statement of Revenues and Certain Expenses of Fort Washington Office Center for the year ended December 31, 2003 (audited)

Notes to Statement of Revenues and Certain Expenses

(b)	Pro Forma Financial Information

Unaudited Pro Forma Consolidated Financial Statements of Bresler & Reiner, Inc. and Fort Washington Office Center

Pro Forma Consolidated Balance Sheet dated December 31, 2003

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2003

Notes and Management’s Assumptions to Unaudited Pro Forma Financial Statements

(c) Exhibits N/A

FORT WASHINGTON EXECUTIVE CENTER

Statement of Revenues and Certain Expenses

For the year ended December 31, 2003 with Report of Independent Auditors

Fort Washington Executive Center

Statement of Revenues and Certain Expenses

For the year ended December 31, 2003

Report of Independent Auditors

The Board of Directors

Bresler & Reiner, Inc.

We have audited the statement of revenues and certain expenses of Fort Washington Executive Center (the “Property”) as described in Note 2 for the year ended December 31, 2003. The financial statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K/A of Bresler & Reiner, Inc., and is not intended to be a complete presentation of the Propert’s revenues and certain expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Fort Washington Office Center, as described in Note 2, for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

McLean, Virginia

April 14, 2004

Fort Washington Executive Center

Statement of Revenues and Certain Expenses

For the Year Ended December 31, 2003

Revenues:
Base Rent	$7,336,639
Expense Recoveries	1,670,771
Other Revenue	300,384

Total revenues	9,307,794
Certain expenses:
Cleaning	471,785
Repair and Maintenance	214,747
Utilities	1,160,373
Waste Removal	40,837
Grounds	323,107
Payroll	231,312
Security	4,174
Administrative	29,109
Insurance	142,966
Real Estate Taxes	1,019,768
Management Fee	165,172
Professional and Legal	8,596
Marketing	7,588

3,819,534

Revenues in excess of certain expenses	$5,488,260

See accompanying notes.

Fort Washington Executive Center

Notes to Statement of Revenues and Certain Expenses

For the Year Ended December 31, 2003

1. Business

The accompanying statement of revenues and certain expenses relates to the operations of Fort Washington Executive Center (the “Property”). On February 26, 2004, a joint venture comprised of Bresler & Reiner, Inc. (the Company) which own a 96.5% interest and two unaffiliated third parties, acquired an executive center located in Fort Washington, Pennsylvania, consisting of three commercial buildings containing a total of 393,000 square feet of office space.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying statement of revenues and certain expenses was prepared in conformity with accounting principles generally accepted in the United States and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the financial statement excludes certain expenses that may not be comparable to those expected to be incurred by the Company in the future operations of the aforementioned property such as interest, depreciation and amortization.

Use of Estimates

The preparation of the statement of revenues and certain expenses in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the statement of revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

The property is leased to tenants under operating leases. Rental revenue attributable to leases is recognized on a straight-line basis over the term of the respective lease.

3. Management Agreement

Management services for the Property are provided by an affiliate of The Rubenstein Company, LP. Fees paid for such services are generally based on 1.75% of gross income as defined by the Management Agreement. In addition, the Rubenstein company’s affiliate receives fees and commissions for their leasing services of the Property, as outlined in the agreement.

BRESLER & REINER, INC.

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The unaudited consolidated pro forma financial information presents (i) the consolidated pro forma balance sheet of Bresler & Reiner, Inc. (B&R) as of December 31, 2003, as if the Fort Washington Office Center acquisition occurred on December 31, 2003, and (ii) the consolidated pro forma statements of operations of B&R for the year ended December 31, 2003, as if the above transaction occurred at the beginning of the period.

The unaudited consolidated pro forma financial information is not necessarily indicative of what B&R’s actual results of operations or financial position would have been had this transaction been consummated on the date indicated, nor does it purport to represent B&R’s results of operations or financial position for any future period. The results of operations for the periods ended December 31, 2003 are not necessarily indicative of the operating results for the full year.

The unaudited consolidated pro forma financial information should be read in conjunction with the consolidated financial statements and notes thereto included in the B&R Annual Report on Form 10-K for the year ended December 31, 2003. In management’s opinion, all adjustments necessary to reflect these transactions have been made.

BRESLER & REINER, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2003

(UNAUDITED)

	Historical	Ft. Washington Executive Center Adjustments		Pro Forma
Assets
Real Estate:
Rental property and equipment	$201,703,000	$48,750,000	(A)	$250,453,000
Property and land development	22,127,000			22,127,000
Land held for investment and homes held for sale	3,231,000			3,231,000

Real estate, at cost	227,061,000	48,750,000		275,811,000
Less: accumulated depreciation	(24,278,000)			(24,278,000)

Total real estate, net	202,783,000	48,750,000		251,533,000

Assets held for sale, net	1,669,000			1,669,000

Receivables:
Income taxes receivable	3,881,000			3,881,000
Mortgage and notes receivables, affiliates	2,276,000			2,276,000
Mortgage and notes receivables, other	5,718,000			5,718,000
Other receivables	4,068,000			4,068,000

Cash and cash equivalents	13,561,000	750,000	(B)	14,311,000
Restricted cash and deposits held in escrow	12,868,000	900,000	(C)	13,768,000
Investments	52,635,000	(7,000,000	)(D)	45,635,000
Investment in and advances to joint ventures	35,230,000			35,230,000
Deferred charges and other assets, net	13,237,000	6,107,000	(E)	19,344,000

Total assets	$347,926,000	$49,507,000		$397,433,000

Liabilities and Shareholders’ Equity
Liabilities:
Mortgage and construction loans and other debt	$183,142,000	$49,000,000	(F)	$232,142,000
Accounts payable, trade and accrued expenses	7,202,000	150,000	(G)	7,352,000
Deferred income taxes payable	9,773,000			9,773,000
Other liabilities	3,927,000	107,000	(H)	4,034,000

Total liabilities	204,044,000	49,257,000		253,301,000

Minority interest	15,787,000	250,000	(I)	16,037,000

Shareholder’s equity:
Commons stock	28,000			28,000
Additional paid-in capital	7,565,000			7,565,000
Retained earnings	122,319,000			122,319,000
Treasury stock	(1,817,000)			(1,817,000)

Total shareholders’ equity	128,095,000	—		128,095,000

Total liabilities and shareholders’ equity	$347,926,000	$49,507,000		$397,433,000

The accompanying notes are an integral part of this statement

BRESLER & REINER, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003

(UNAUDITED)

	Historical	Ft. Washington Executive Center Operations		Ft. Washington Executive Center Other Adjustments		Pro Forma
Revenues
Homebuilding, residential lots and other construction	$1,633,000					$1,633,000
Rentals - Commercial	15,503,000	9,308,000	(A)	115,000	(B)	24,926,000
Rentals - Residential	4,592,000					4,592,000
Hospitality	7,896,000					7,896,000
Management fees, affiliates	365,000					365,000
Interest	2,041,000			(63,000	)(C)	1,978,000
Income from equity investments	1,725,000					1,725,000
Other	948,000					948,000

	34,703,000	9,308,000		52,000		44,063,000

Costs and Expenses
Cost of homebuilding, residential lots and other development	1,650,000					1,650,000
Rental expense - commercial
Operating expenses	6,622,000	3,820,000	(D)	68,000	(E)	10,510,000
Depreciation and amortization expense	4,190,000			2,627,000	(F)	6,817,000
Rental expense - residential
Operating expenses	2,107,000					2,107,000
Depreciation and amortization expense	1,025,000					1,025,000
Hospitality expense
Operating expenses	5,236,000					5,236,000
Depreciation and amortization expense	863,000					863,000
General and administrative expense	3,762,000					3,762,000
Interest expense	8,025,000			2,798,000	(G)	10,823,000
Minority interest	49,000	192,000	(H)	(190,000	)(H)	51,000
Other expenses	14,000					14,000

	33,543,000	4,012,000		5,303,000		42,858,000

Net income before income taxes and discontinued operations	1,160,000	5,296,000		(5,251,000)		1,205,000

Provision (benefit) for income taxes	(589,000)	2,118,000	(I)	(2,100,000	)(I)	(571,000)

Income from continuing operations	1,749,000	3,178,000		(3,151,000)		1,776,000

Income from continuing operations per common share	$0.64	$1.16		$(1.15)		$0.65

Weighted average number of common shares outstanding	2,738,606	2,738,606		2,738,606		2,738,606

The accompanying notes are an integral part of this statement

BRESLER & REINER, INC.

NOTES AND MANAGEMENT’S ASSUMPTIONS TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION

1. Basis of Presentation

On February 26, 2004, Bresler & Reiner, Inc. (the “Company”), through a joint venture with two unaffiliated investors, acquired a 393,000 square foot executive center located in Ft. Washington, Pennsylvania from The California Teacher’s Retirement System. The property, which consists of three commercial office buildings, was purchased for $52,664,000, excluding closing costs of approximately $1,936,000. The purchase was negotiated in an arms length transaction and was financed with the placement of a $33,300,000 mortgage loan on two of the buildings and the placement of a $15,700,000 mortgage loan on the third building. Both mortgage loans were obtained from Deutsche Banc Mortgage Capital, LLC and are secured by the three buildings. Interest on each of the mortgage loans is fixed at a rate of 5.6% and both loans amortize monthly on a 30 year schedule and mature in February 2014. The remainder of the purchase price was paid in cash out of capital from the joint venture. The Company contributed $7,000,000 in exchange for a 96.5% interest in the joint venture. Two unaffiliated investors contributed a combined total of $250,000 in exchange for a 3.5% interest in the joint venture. The initial capital contributions were used to help fund the acquisition, establish lender reserves totaling $900,000 and provide operating working capital for the property of $750,000.

2. Adjustments to Pro Forma Consolidated Balance Sheet

(A)	Rental property and equipment:

Land	$8,255,000
Building	40,495,000

$48,750,000

(B)	Represents working capital cash at joint venture

(C)	Represents lender reserves

(D)	Represents liquidation of short term investments to help fund the acquisition

(E)	Deferred charges and other assets, net:

In-place leases	$4,749,000
Deferred Financing Charges	535,000
Prepaid Expenses	823,000

$6,107,000

(F)	Represents two mortgage loans obtained at time of acquisition. The loans each bear interest at a fixed interest rate of 5.6% and mature in 2014.

(G)	Represents deferred rental income and other accrued expenses

(H)	Represents tenant deposits

(I)	Minority interest is based on minority owner contributions

3. Adjustments to Pro Forma Consolidated Statements of Income

(A)	Represents revenue of property (see Audited Statement of Revenues and Certain Expenses included herein).

(B)	The in-place lease liability, relating to the difference between market and actual rents, is amortized over the remaining lease term as an increase in rental income.

(C)	Represents interest income forfeited as a result of cash used for acquisition, at a 1% interest rate.

(D)	Represents certain expenses of property (see Audited Statement of Revenues and Certain Expenses included herein).

(E)	Represents adjustment to management fees to reflect fees of 2.5% of gross income as defined by Management Agreement

(F)	Depreciation has been calculated based on the allocated purchase price of the assets acquired, using the straight-line method over the estimated useful life of the building of 39 years. The in-place lease asset, relating to the value assigned to acquired leases based on market values of tenant improvements, lease commissions and lease absorption costs, is amortized over the remaining lease terms.

(G)	Represents interest expense on the mortgage loan which bears interest at 5.6% per annum. Interest expense includes the amortization of deferred finance costs which are amortized over the loan term of 10 years.

(H)	Minority interest is calculated using a 3.5% minority interest ownership.

(I)	Income taxes are calculated using an effective federal rate of 34% and an effective state rate of 6%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRESLER & REINER, INC., Registrant

Date: May 11, 2004	By:	/s/ SIDNEY M. BRESLER
	Name:	Sidney M. Bresler
	Title:	Chief Executive Officer